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               SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE(this "Amendment") dated as of the 31st day of October, 2002, is made by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller"), and CEDAR INCOME FUND PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser").

                                   WITNESSETH:

WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale having an Effective Date of August 14, 2002, as amended by that certain First Amendment to Agreement of Purchase and Sale between the parties made September 12, 2002, pertaining to certain improved real property located in Camp Hill, Pennsylvania, as more particularly described therein (as amended, the "Agreement"), and

WHEREAS, Seller and Purchaser hereby desire to amend the Agreement as hereinafter set forth:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser hereby agree as follows:

1. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this Amendment.

2. Seller represents and warrants to Purchaser that the transaction contemplated by the Agreement has been approved by all required boards and committees in accordance with the standard policies and procedures of CIGNA Investments, Inc., and waives any termination rights under Section 17.14 of the Agreement.

3. The Closing Date is hereby changed to on or before November 15, 2002, with the transfer of funds to Seller to be completed before 2:00 p.m. Eastern Time. In the event the transfer of funds to Seller is completed after 2:00 p.m. on the Closing Date, Purchaser shall pay to Seller such amount as is reasonably calculated by Seller to be the loss in the rate of return of investment of the sale proceeds for the date of closing, due to Seller's investment of such funds after 2:00 p.m.

4. The Escrow Holder shall release the Deposit and cause the Deposit to be delivered to Seller immediately upon execution of this Amendment. This Amendment shall constitute each party's written notification to Escrow Holder to so release and deliver the Deposit. The Deposit shall be non-refundable to Purchaser except as a credit against the Purchase Price at Closing, or, in the event that Purchaser has complied with all of the covenants and conditions contained in the Agreement and is ready, willing and able to take title to the Property in accordance with the Agreement, and Seller fails to consummate the Agreement and convey title as set forth therein.

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5. Purchaser hereby expressly acknowledges and agrees that Purchaser irrevocably and unconditionally waives and relinquishes any right it may have to terminate the Agreement pursuant to any provision of the Agreement, and Purchaser is unconditionally and irrevocably obligated to close the transaction in accordance with the terms and - provisions of the Agreement, except as provided in Paragraph 4 above. Further, Purchaser hereby expressly acknowledges and agrees that Purchaser shall have no right to a return of the Deposit except as set forth in paragraph 4 above.

6. Except as specifically amended hereby, the Agreement shall remain unmodified, in full force and effect, and enforceable in accordance with its terms.

7. This Amendment shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard for or application of any conflicts of laws provisions thereof.

8. Except as may be specifically provided herein, this Amendment shall in no way be construed to relieve either party of any obligation or liability under the Agreement. In the event that a provision of the Agreement conflicts or is inconsistent with a provision of this Amendment, the provisions of this Amendment shall control.

9. No further amendments or modifications to the Agreement will be valid unless in writing and executed by both Seller and Purchaser.

10. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  SELLER:
                                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                  a Connecticut corporation
                                  By:    CIGNA Investments, Inc.


                                  By:
                                          Name:    Stephen J. Olstein
                                          Title:   Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                                   PURCHASER:
                                   CEDAR INCOME FUND PARTNERSHIP, L.P., a
                                   Delaware limited partnership
                                   By:  Cedar Income Fund, Ltd., General
                                   Partner



                                   By:
                                            Name:    Leo S. Ullman
                                            Title:   President


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